Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.
(as of February 29, 2016)

Name	Jurisdiction of Organization
1. 2B HK Limited	Hong Kong
2. A.S. Mediaconsult Limited	Republic of Cyprus
3. ASM Business Services Limited	Cayman Islands
4. Beijing Chuangyu Advertising Co., Ltd. 5. Beijing EDN Advertising Production Co., Ltd.	People’s Republic of China People’s Republic of China
6. China Magic Sourcing Limited	Hong Kong
7. China Media Advertising, Inc.	Liberia
8. China Sourcing Fairs (SA) Pte Ltd.	Singapore
9. China Sourcing Fairs HK Co. Limited	Hong Kong
10. China Sourcing Fairs FZ-LLC (undergoing de-registration)	Dubai, United Arab Emirates
11. China Sourcing Fairs Limited	British Virgin Islands
12. Earldom Limited	British Virgin Islands
13. E-Commerce International Ltd.	Bermuda
14. Equitable Accounting Services Limited	Hong Kong
15. Event Marketing Services Limited	Hong Kong
16. Export Media Ltd.	British Virgin Islands
17. Fertile Valley Pte. Ltd	Singapore
18. Floro Company Limited	Hong Kong
19. Fortune Valley Ltd	Mauritius
20. Global Alliance Investment Holdings Limited	British Virgin Islands
21. Global City Properties Limited	British Virgin Islands
22. Global Exhibitions (Singapore) Pte. Ltd.	Singapore
23. Global Silver Ocean (Shanghai) Limited	British Virgin Islands
24. Global Sources Advertising ( Shenzhen) Co., Ltd.	People’s Republic of China

25. Global Sources Auctions Ltd. 26. Global Sources Business Consultant (Shanghai) Co., Ltd.	Cayman Islands People’s Republic of China
27. Global Sources Direct (HK) Limited	Hong Kong
28. Global Sources Direct (Shenzhen) Co., Ltd.	People’s Republic of China
29. Global Sources Direct Limited	British Virgin Islands
30. Global Sources Exhibition Co., Ltd.	Taiwan
31. Global Sources Exhibitions & Events (India) Private Limited	India
32. Global Sources Exhibition (Shanghai) Co., Ltd.	People’s Republic of China
33. Global Sources Investment Holdings Limited	British Virgin Islands
34. Global Sources Limited	Hong Kong
35. Global Sources Properties (Shenzhen) Co., Ltd.	People’s Republic of China
36. Global Sources Properties Limited	Hong Kong
37. Global Sources Research Foundation Limited	British Virgin Islands
38. Global Sources Technologies Ltd. (in liquidation)	Bermuda
39. Global Sources USA, Inc.	USA – Delaware
40. Guangzhou Huanwei Advertising Co., Ltd.	People’s Republic of China
41. Haoji Group Ltd	British Virgin Islands
42. Hillcrest Services Limited	British Virgin Islands
43. Huanxi Information Consulting (Shenzhen) Co., Ltd.	People’s Republic of China
44. Huanyu Shishang Exhibition (Shenzhen) Co., Ltd.	People’s Republic of China
45. Japan Publishing Limited	Japan
46. Lazenby Services Limited	British Virgin Islands
47. Magic Exhibitions Hong Kong Limited	Hong Kong
48. Magic Sourcing Hong Kong Limited	Hong Kong
49. Media Advertising Ltd.	Cayman Islands
50. Media Data Systems Pte Ltd	Singapore
51. Publishers Representatives Limited	Hong Kong
52. Shanghai Yuanbo Exhibition & Advertising Co., Ltd.	People’s Republic of China
53. Shanghai Yuanmao Properties Co., Ltd.	People’s Republic of China

54. Shenzhen Huanyue Convention & Exhibition Co., Ltd.	People’s Republic of China
55. Shenzhen Xieguang Convention & Exhibition Co., Ltd.	People’s Republic of China
56. Smart Advisory Limited	Hong Kong
57. Space Exhibition Consultants Limited	Hong Kong
58. Steady Access Resources Limited	British Virgin Islands
59. Targeted Marketing Promotions Corp.	Liberia
60. Topranch Limited	British Virgin Islands
61. Trade Magazine Productions Limited	Hong Kong
62. Trade Management Software Limited	Cayman Islands
63. Trade Media Holdings Limited	Cayman Islands
64. Trade Media Limited	Cayman Islands
65. Trade Media Marketing Service Limited	Hong Kong
66. Trade Point Hong Kong Limited	Hong Kong
67. World Executive’s Digest Limited	Cayman Islands